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                                                                   EXHIBIT 23.6

                    CONSENT OF B.G. CONSULTING CORPORATION

Dear Sirs:

  We hereby consent to the inclusion in the Registration Statement on Form S-4 relating to the proposed merger of Halliburton M.S. Corp., a wholly owned subsidiary of Halliburton Company, with NUMAR Corporation ("NUMAR") of the references therein to our oral concurrence with the opinion of Schroder Wertheim as set forth therein and the references therein to our firm name. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          B.G. Consulting Corporation

                                                   /s/ Bernard Goldstein
                                          By: _________________________________

August 25, 1997                                     Bernard Goldstein
                                            Name: _____________________________

                                                    President
                                            Title: ____________________________